UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Amendment # 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RealEstate Pathways, Inc.
(Name of Small Business Issuer in its charter)

WYOMING	7311	27-2300669
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No.)

2114 West Apache Trail
Apache Junction, Arizona 85120
P. 480.382.2212
F. 480.982.2424
 (Address and telephone number of principal executive offices)

InCorp Services, Inc.
1621 Central Ave.
Cheyenne, WY 82001
Phone 800-246-2677
 (Name, address and telephone number of agent for service)

Copies to:

Jeffrey A. Nichols, Attorney At Law
811 6th Avenue
Lewiston, ID 83501
Phone 415.314.9088
Fax 800-778-3290
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐    Accelerated Filer ☐    Non-Accelerated Filer ☐    Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	3,000,000	$0.04 [1]	$120,000	$13.93 [2]

[1]      No exchange or over-the-counter market exists for RealEstate Systems, Inc’s common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act” (Estimated for the sole purpose of calculating the registration fee).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject To Completion: Dated ______, 2012

RealEstate Pathways, Inc.
Initial Public Offering

RealEstate Pathways, Inc. is offering 3,000,000 common shares with a par value of $0.001 at an offering price of $0.04 per share.  There is currently no public market for the common stock, moreover,

1.	This is a "self-underwritten" public offering, with no minimum purchase requirement;
2.	RealEstate Pathways, Inc. is not using an underwriter for this offering; and
3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

Our current Officer and Director Mr. Eric K. Lindberg will attempt to sell the shares on a best efforts basis for a period of up to twelve months from the effective date of this registration statement.  The offering is not contingent upon any event or the sale of a minimum or maximum number of shares.
This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

RealEstate Pathways, Inc. is a development stage company and currently has no operations.  The Company has nominal operations and nominal assets, as such under Rule 144(i)(1) we are defined as a shell company. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for RealEstate Pathways, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is ______________, 2012

FORWARD-LOOKING INFORMATION

 This prospectus and the exhibits attached hereto contain “forward-looking statements”. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned software development, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

Unless otherwise indicated, any reference to” REPI” or “we”, “us”, or “our” refers to RealEstate Pathways, Inc.

PROSPECTUS SUMMARY

Company Overview

RealEstate Pathways, Inc. is a development stage company that was incorporated on September 30, 2011 under the laws of the State of Wyoming. Our fiscal year end is October 31. The principal offices are located at 2114 West Apache Trail, Apache Junction, Arizona 85120.  The telephone number is (480) 382.2212 the fax number is (480) 982.2424 and our e-mail is eklindberg1@gmail.com.

Since becoming incorporated, REPI has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. REPI has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal actions or proceedings.

We are a development stage corporation.  We intend to develop an internet based company that will provide users the tools and information needed to buy and sell properties.  We do not own any interest in any property.  Currently, we have no further business planned if we are unable to develop our proposed internet based business and commercialize its use.

As of October 31, 2011, the date of company's last audited financial statements, REPI has raised $5,200 through the sale of common stock.  This sale was a purchase of 1,300,000 shares by the Company’s officer and director Eric Lindberg.

As of October 31, 2011 we had $4,357 of cash on hand and had expenses from inception to October 31, 2011 of $586, which was related to corporate start-up fees. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations.  For our audited financial information please see “Financial Statement” within this document below.

Management

As of the date of this prospectus, REPI has one Director, Eric Lindberg and two Officers, Eric Lindberg (President, Treasurer, CAO, CEO, and CFO) and Elwood Holt, Secretary.  Our Officers have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officers/Director, there are no employees.

The Offering

RealEstate Pathways, Inc.  is offering up to 3,000,000 shares of common stock at an offering price of $0.04 per share. There is currently no public market for our common stock. Moreover, there is no trading symbol assigned to the common stock. RealEstate Pathways, Inc.’s Officer and Director currently own 1,300,000 shares of restricted common stock.

Potential investors must be aware that if we are unable to raise proceeds through this offering we would be unable to complete our business plan, resulting in businesses failure and a complete loss of any investment made into the Company.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" beginning on pages 7.

RISK FACTORS

An investment in a development stage enterprise with no history of operations such as ours involves an unusually high amount of risk, unknown and known, you should carefully consider the risks described below as well as the other information included in this prospectus.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and development of an internet based platform within the real estate space.  Currently, we do not have an operational website and re dependent upon raising proceeds in order to begin the development of our proposed website.  We have not generated any revenue from operations to date.

At October 31, 2011 we had cash on hand of $4,375.  In order to expand our business operations, we will need additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, our business will fail and any investment made into the Company would be lost in its entirety.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, and investor acceptance of our business plan. These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of shares of common stock or advances from our directors and officers.

OUR AUDITOR HAS INDICATED IN ITS REPORT THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AS A RESULT OF OUR LACK OF REVENUES AND IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUE OR SECURE FINANCING WE MAY BE REQUIRED TO CEASE OR CURTAIL OUR OPERATIONS.

Our auditor has indicated in its report that our lack of revenue raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty.  If we are unable to generate revenue or secure financing we may be required to cease operations, which in return may result in a complete loss of any investment made into the Company.

IF WE FAIL TO FINALIZE THE DEVELOPMENT OF OUR PROPOSED WEBSITE, WE WOULD HAVE TO CEASE OPERATIONS AND ANY INVESTMENT MADE INTO THE COMPANY WOULD BE LOST IN ITS ENTIRETY.

We have not begun the development of our proposed website to date.  If we are unable to raise sufficient proceeds for the development our business we would likely be forced to cease operations.  If we cease or suspend our business operations any investment made into the company would likely be lost in its entirety.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED.

We will require significant expenditures of capital in order to acquire and develop our planned operations. We estimate that we will require $120,000 to carry out our operations for the next 12 months.  As of October 31, 2011, we had approximately $4, 357 in cash. We plan to obtain the necessary funds through an equity offering.  We may not be able to raise sufficient amounts from our planned source.  In addition, if we underestimate the total amount needed to fully implement our business plan, our ability to continue the development of our business would be adversely impacted.

Our ability to obtain additional financing is subject to a number of factors, including but not limited to:
- market conditions;
- investor acceptance of our business model; and
- investor response to our offering.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

IF ERIC LINDBERG, OUR PRINCIPAL OFFICER SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING.

We depend heavily on the services of our principal officer and a director, Eric Lindberg, for the future success of our business.  The loss of the services for any reason of Mr. Lindberg would have a material adverse impact on our business, financial condition and results of operations.  We do not carry any key personnel life insurance policies on Mr. Lindberg and we do not have a contract for his services.

THE COMPANY’S OFFICERS DO NOT INTEND TO DEVOTE A MAJORITY OF THEIR TIME TO THE DEVELOPMENT OF THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Lindberg and Mr. Holt, our officers, have other business interests that will take the majority of their time, which may create conflicts of interests that would materially harm the Company.  Each officer has indicated they plan to devote at least 8-10 hours per week to the development of our business.  The Company is entirely dependent upon the efforts of its officers.  If either of the officers is unable to devote antiquate time for the development of the Company it would have a significant negative impact on the business and may result in our Company to fail.

BECAUSE OUR OFFICERS HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT FOR PUBLIC COMPANIES, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only two officers.  Neither have formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  Mr. Lindberg has no formal training in financial accounting matters of public companies, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT ECONOMIC CRISIS.

The success of our business development could be greatly impacted by the current worldwide economic crisis, specifically if buyers and sellers of real estate within our market are not active due to economic concerns.  Without an active real estate market our proposed business would likely fail, resulting in a complete loss of any investment made into the Company.

WE HAVE NO EXPERIENCE OPERATING AS A PUBLIC COMPANY.  AS SUCH, OUR LACK OF EXPERIENCE COULD RESULT IN OUR BUSINESS TO FAIL.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

THE MARKET FOR ONLINE BUSINESS WITHIN THE REAL ESTATE INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE PLAN TO SERVE.

The market for on-line business specific to real estate is fragmented and highly competitive.  Increased competition may result in lost sales and may force us to lower prices.  We expect that competition in this market will increase substantially in the future.  There can be no assurance that we can maintain or improve our competitive position.  Many of our current and potential competitors have longer operating histories, greater name recognition and greater financial, technical, sales, marketing, support and other resources than we do.

AS A REPORTING COMPANY WE WILL BE SUBJECT TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS; HOWEVER, BECAUSE WE WILL BE A SMALLER REPORTING COMPANY WE WILL NOT BE SUBJECT TO THE MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING OR THE AUDITORS ATTESTATION REPORT UNTIL AN ANNUAL REPORT IS REQUIRED OR HAS BEEN FILED FOR THE PRIOR FISCAL YEAR.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  Upon effectiveness if this Registration Statement we will be a reporting company and subject to have these internal controls in place and effective.  However, as a result of our limited management depth, we may have difficulty in implementing our internal controls over its financial reporting.  Furthermore, during the course of the evaluation, documentation, we may identify deficiencies that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.

Investors must be aware that we will not be required to comply with the management’s annual report on internal control over financial reporting or subject to the auditor’s attestation report until we are required to file our annual report or our annual report has been filed for the prior fiscal year.

 Moreover, effective internal controls are necessary for our Company to produce reliable financial reports and are important to help prevent fraud.  Our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business.

RISKS RELATED TO OUR OFFERING

THIS OFFERING IS ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT REQUIRED TO BE RAISED AND WE CAN ACCEPT INVESTOR FUNDS AT ANY TIME WITHOUT ANY OTHER INVESTMENT FUNDS BEING RAISED.

No minimum amount of investment funds are required to be raised before we can accept your investment funds.  This is a best efforts offering with no stated minimum. No investment funds will be placed in an escrow account pending the attainment of a minimum amount of investment proceeds.  Once we accept your investment funds we will be under no obligation to return such funds to you even if no other investment funds are raised in this offering. Investors must be aware that we may not even raise sufficient funds to cover the anticipated costs of this offering, estimated at $8,500.  If less than the full amount of this offering is achieved through this offering, investors would likely lose their investment made into the Company in its entirety.

OUR PRINCIPAL SHAREHOLDER WHOM IS AN OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE ISSUED STOCK OF THE COMPANY; AND EVEN IF WE WERE SUCCESSFUL IN SELLING ALL OF THE OFFERED STOCK WITHIN THIS OFFERING HE WOULD STILL OWN A SUBTANTIAL AMOUNT, WHICH MEANS INVESTORS WILL HAVE LIMITED SAY ON THE AFFAIRS AND MANAGEMENT OF THE COMPANY.

Our majority shareholder Mr. Eric K. Lindberg is also an officer and director of the Company, he currently owns 100% of our outstanding common stock.   Additionally, if we are successful in selling all of the shares offered within this prospectus, Mr. Lindberg would still hold approximately 30% of the common stock.  As a result of his ownership and positions, our principal shareholder, director and executive officer is able to influence all matters requiring shareholder approval, including the election of our directors; amendment of our articles of incorporation or bylaws; and effecting sale of assets or other corporate transaction.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders.

This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

WE CURRENTLY HAVE LIMITED FINAINCIAL RESOURCES AND AS A RESULT OF BECOMING A REPORTING COMPANY, OUR CASH NEEDS WILL INCREASE AND OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN WILL BE IMPACTED.

We have limited financial resources at present; as of October 31, 2011 we had $4,357 of cash on hand.  Upon the effectiveness of our Registration Statement, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations, we will incur costs for professional fees in the approximate amount of up to $11,000.  These costs will increase our cash needs and may hinder or delay our ability to develop our proposed business plan.

BECAUSE WE ARE A SHELL COMPANY AS DEFINED UNDER RULE 144(i)(1); RULE 144 WILL NOT BE AVAILABLE FOR THE RESALE OF UNREGISTERED SECURITIES ISSUED BY THE COMPANY UNLESS CERTAIN CONDITIONS ARE MET, WHICH MAY NEGATIVELY IMPACT THE COMPANY’S COMMON STOCK LIQUIDITY IN THE FUTURE.

The Company has nominal operations and nominal assets, as such under Rule 144(i)(1) we are defined as a shell company. Rule 144 is not available for the resale of unregistered securities issued by a shell company whether reporting or not. These securities can be resold only through a resale registration statement, unless certain conditions are met. These conditions are:

-the issuer of the securities has ceased to be a shell company;

-the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

-the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the

-Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

-one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the Commission reflecting its status as an entity that is no longer a shell company.

The 1,300,000 restricted common shares issued to Eric K. Lindberg are unregistered securities and will not be available for resale until the above conditions and specifications are met. Moreover, if these conditions are satisfied, then the securities can be sold, but will be subject to all other applicable Rule 144 conditions. These requirements for resale of unregistered securities as a shell company may have a negative impact upon liquidity of the Company’s common stock.

WE WILL NOT BE SUBJECT TO ALL OF THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (“34 ACT”) THUS LIMITING INFORMATION AVAILABLE ABOUT THE COMPANY

Upon the effectiveness of the registration statement (which includes this prospectus) we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required. Currently, we do not expect to file a 1934 Act registration statement. Accordingly, and because at this time we are not going to have a class of securities registered under the 34 Act, we will not be subject to proxy rules or Section 16 or 14 of the 1934 Act, until such time as we do file a 34 Act registration statement.  This means that information regarding securities holdings of our officers, directors and 10% stockholders will not be made available on a current basis and we will be able to take shareholder actions without complying with the SEC's proxy rules.  In addition, Section 15(d) of the 34 Act provides an automatic suspension of the periodic reporting obligation as to any fiscal year (except the fiscal year in which the registration statement became effective) if an issuer has fewer than 300 security holders of record at the beginning of such fiscal year.  If our reporting obligation is suspended, investors in our stock may be adversely impacted by the lack of such information, including current reports, periodic reports and annual reports.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR’S SUBSCRIPTIONS, IF WE FILED FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would have a substantially negative effect on our business and would likely cause it to fail.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. There is no assurance that we will raise the full $120,000.

The following table below sets forth the uses of proceeds assuming the sale of 25% and 75% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
GROSS PROCEEDS FROM THIS OFFERING	$30,000	$60,000	$90,000	$120,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$5,500	$5,500	$5,500	$5,500
Transfer Agent	$3,000	$3,000	$3,000	$3,000
SUB-TOTAL	$8,500	$8,500	$8,500	$8,500

Less: PHASE I
Website Development	$14,000	$30,000	$50,000	$60,000
Hosting/Maintenance	$500	$1,500	$2,250	$3,000
Marketing	$500	$1,500	$2,250	$3,000
Administrative Expenses		$1,000	$2,000	$2,000
SUB-TOTAL	$15,000	$34,000	$56,500	$68,000

Less: PHASE II
Internet Tool Construction		$6,000	$9,000	$25,000
Marketing		$5,000	$8,000	$10,500
Administrative Expenses (including legal and accounting)	$6,500	$6,500	$8,000	$11,000
SUB-TOTAL	$6,500	$17,500	$25,000	$46,500

TOTALS	$30,000	$60,000	$90,000	$120,000

A total of $5,200 has been raised from the sale of stock to our sole Officer and Director - this stock is restricted and is not being registered in this offering. As of October 31, 2011 REPI had a balance (less outstanding checks) of $4,357 in cash.

The above figures within the table represent estimated costs.  Potential investors must be aware that this offering is a best efforts offering with no minimum requirement of proceeds to be raised for the Company to utilize funds from the sale of the shares.  As such, the Company may not be successful in selling even 25% of the shares. We plan to allocate the initial funds received to first to cover the Offering Expenses, estimated at $8,500 and then fund Phase I and then Phase II as detailed within the above table.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by REPI and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.04 per share. This price is significantly greater than the price paid by the company's officer and director, Eric Lindberg. Mr. Lindberg paid $0.004 per share, a difference of $0.036 per share lower than the per share price in this offering.

DILUTION

Dilution represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25%, 50%, 75%, and 100% of the shares are sold:

	25% of	50% of	75% of	100% of
	Offering	Offering	Offering	Offering

Offering Price Per Share	.04	.04	.04	.04

Book Value Per Share Before the Offering	.0035	.0035	.0035	.0035

Book Value Per Share After the Offering	.017	.023	.027	.029

Net Increase to Original Shareholder	.014	.019.	.024	.026

Decrease in Investment to New Shareholders	.023	.017	.013	.011

Dilution to New Shareholders (%)	57%	42%	32%	27%

PLAN OF DISTRIBUTION

Company Offering

The offering consists of a maximum number of 3,000,000 common shares being offered at $0.04 per share with no minimum offering requirement.

If REPI is unable to sell its stock and raise money, it will not be able to complete its business plan and it will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by REPI. All of these shares will be issued to business associates, friends, and family of the management of the Company. The Officers, Eric Lindberg and Elwood Holt will not register as broker-dealers in connection with this offering. Neither will be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, and primarily performs substantial duties as Officers and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

DESCRIPTION OF SECURITIES
General

The authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.  We plan to offer 3,000,000 common shares at a price of $0.04 per share.  We will not sell any of the 3,000,000 common shares until the Registration Statement has been deemed effective by the Commission.

Common Stock

As of October 31, 2011, there are 1,300,000 shares of common stock issued and outstanding; these shares are held our Officer / Director, Eric Lindberg.  These shares are restricted under Rule 144 of the Securities Act These restricted securities and may be sold without restriction only if they are registered or if they qualify for an exemption from registration under Rule 144.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of REPI’s capital stock issued and outstanding and entitled to vote represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Shell Company Status and Rule 144

The Company has nominal operations and nominal assets, as such under Rule 144(i)(1) we are defined as a shell company. Rule 144 is not available for the resale of unregistered securities issued by a shell company whether reporting or not. These securities can be resold only through a resale registration statement, unless certain conditions are met. These conditions are:

-the issuer of the securities has ceased to be a shell company;

-the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

-the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the

-Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

-one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the Commission reflecting its status as an entity that is no longer a shell company.

The 1,300,000 restricted common shares issued to Eric K. Lindberg are unregistered securities and will not be available for resale until the above conditions and specifications are met. Moreover, if these conditions are satisfied, then the securities can be sold, but will be subject to all other applicable Rule 144 conditions. These requirements for resale of unregistered securities as a shell company may have a negative impact upon liquidity of the Company’s common stock.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Jeffrey A. Nichols, Attorney at Law an independent legal counsel, has provided an opinion on the validity of RealEstate Pathways, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Sam Kan & Company 1151 Harbor Bay Pkwy., Suite 101, Alameda, CA 94502 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding REPI’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

History

RealEstate Pathways, Inc. was incorporated on September 30, 2011, in the state of Wyoming. REPI has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, REPI has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. REPI is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

General

We intend to develop internet based business that will provide value-added information and services to both buyers and sellers of residential properties.  Our business will be an internet based platform, which will allow the user to gain access to specific tools and information promoting success in buying and selling residential real estate no matter where the user domiciles.  We believe this platform will be a significant benefit to individual buyers, sellers, real estate professional and real estate investors in providing a common community saving both time and resources.

We believe this application will be a significant advantage by:

-	Connecting individual buyers and sellers as well as providing tools and resources that will offer information and strategies to buying and selling real estate;
-	Providing a medium for real estate professionals (investors, mortgage lenders, attorneys, etc) to build a network on our site where real estate is the subject matter; and
-	Providing an on-line community for the real estate space with real time information availability for people that share similar goals and interests.

We believe those involved with real estate within multiple spaces will embrace an interactive web-site that provides for an organized community of real estate professionals and individuals where one can build a network.

Proposed Web-Site

We plan to develop a website that will allow buyers and sellers of real estate to connect and have access to tools and information relating to the purchase and sale of real estate, as well provide a community platform for real estate professional and investors to develop their own network.  Our anticipated website address will be realestatepathwaysinc.com.  Please be aware that currently this website is not operational and we require funds in order to develop this proposed website.

In general we plan to provide the following features on the website:

Sellers/Buyers: Our goal will be to provide the tools and information to be successful at finding a qualified buyer for the property.  Management believes that most serious buyers of real estate go to the internet for their search.  We plan to provide a platform where sellers can list their property on our site and have available for each property its own website address, so sellers can customize their own page as they see fit.  We believe that this will provide a fluid path for buyers to view the property information and allow them to contact the seller through whatever designated means the sellers provides on the site (phone, e-mail, chat and/or fax).

Real estate Professionals: We plan to create a community where mortgage brokers, real estate attorneys, investment realtors, and more will be able to establish their own network and allow them to post and develop real estate education forums and topic specific groups through membership.

Investors: Real estate investors will have access to all the information above as well as have the option to set-up a network within the community where they can network with other investors and have the availability to communicate and see a wide range of real estate deals and not be limited to their specific region.

Projected Web-Page Outlay

We intend to develop a website that will be easy to navigate by all users with specific links for seller, buyers, real estate professional and investors. We believe organizing the home page will be critical for success of our business.  In general we anticipate having the flowing tabs on our home page:

Sellers:  This tab will direct the user to the site whereby the seller of property can choose a pricing option for adding the property to the site, which we plan to include a Basic Ad, which will be a temporary free listing that will allow the user to download 1 photo and provide up to 250 characters of information, good for 10 days; Gold Ad which will come with a unique website address specific for the property allowing the seller to provide information and links which will allow the user to download up to 8 photos of the property and as well as a view counter for the specific website; Platinum Ad will provide for the Gold benefits plus full access to the real estate resource page.  We have not yet determined the length of time for the gold and platinum options or the fees we plan to charge.  Management plans to evaluate the market and have these figures determined during the website development process.

Buyers: We plan to have this tab direct the user to a site that will have featured properties (we plan to charge an additional fee to the seller to have their property listed as a featured property), a quick search and an advance search application which will pull up properties listed on the site.  We do not plan to charge any fees to access this portion of our site.

Networking: We plan to have this tab direct the user to a page that will include links to real estate forums and groups. We anticipate the forums to include tools and information relating to buying, selling, and investing in various properties.  This page will allow real estate professionals to develop their own network by presenting within different forums and focus areas and gain potential clients.  We plan to charge a flexible fee (monthly, quarterly, annual) to the professionals. (We plan to have our fee structure determined prior to the launch of our proposed website. but have not yet come up with a set fee Customer pages would have the most limited access. These pages would only show the blueprint, and list of scheduled tasks.  We believe this limited viewing would be adequate for customers by providing them information related to when and who will be working on their project.

Community: The anticipated community tab will direct the user to a page that will have realtors, mortgage lenders, news, details of completed deals and more whereby the user can post questions and other information within the specific community.  We do not anticipate charging a fee for use of this feature on our site.

In addition to the above features we plan to have tutorial site video, whereby new users can watch an explanation of how to use the site as well as other resources such as links to informative real estate sites.

Potential investors must be aware that as of the date of this prospectus we do not have any product available for commercial use or sale and have not developed any website.  There is no guarantee or assurance that we will be able to develop our proposed website in the future.  We are completing dependent upon raising proceeds from this offering in order to begin the development of our website.  Moreover, if we are unsuccessful in developing our proposed website in the future any investment made into the Company would be lost in its entirety.   (See “Risk Factors”, beginning on page 7).

Target Market

Management believes that providing a value-add interactive website platform to sellers, buyers, real estate professionals, and investors will enhance the operating efficiency of the business.   As such our initial marketing will be specifically targeted towards sellers, homebuilders (both traditional “stick built” and manufactured homes), real estate agents (can post listings as an advertisement tool for their client), and real estate professionals seeking exposure specifically within the real estate community.

Marketing

We plan to promote the website by conventional advertising and marketing. Marketing strategies will be designed to ultimately get users to our website. The Company plans to accomplish this through various means including, but not limited to, Internet advertising, implementing advertising and promotional campaigns addressed directly to real estate agents and real estate professionals.  We expect that our key promotional activities will include:

•	attendance at industry trade shows and conventions;

•	print advertising in journals with specialized industry focus;

•	direct mail campaigns targeted to potential users; and

•	web advertising, including supportive search engines and website and registration with appropriate sourcing entities;

It is important to note that we have not yet developed our website, and there can be no assurance that we will be able to implement any marketing campaigns and strategies successfully in the future.

Market and Industry Overview

A new adaptation of technology usually determines its own market size. The number of potential users of our proposed website makes it difficult to quantify. We intend to pursue initial markets in the real estate industries, however, we cannot provide any assurance we will be successful in doing so.

Competition

The on-line real estate application markets are extremely competitive. Competitive factors in these industries include ease of use, quality, versatility, reliability, accuracy, and cost.

Our primary competitors are expected to include companies with substantially greater financial, technological, marketing, personnel and research and development resources than we currently have. There are direct competitors with competitive technology and products in the on-line real estate application markets. There can be no assurance that we will be able to compete successfully in this market. Further, there can be no assurance that existing and new companies will not enter the market space in the future, thereby limited our potential for success. See “Risk Factors, beginning on page7.”

Similarly, within real estate on-line business platform, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified employees.

Currently we are a start-up enterprise with no competitive position within the on-line real estate marketplace.  Management believes, if and when the Company is able to develop its proposed business it will be able to compete successfully within the anticipated market by providing significant benefit to individual buyers, sellers, real estate professional and real estate investors in providing a common community saving both time and resources.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Our Employees

Other than our officer and director, Eric Lindberg and our officer, Elwood Holt we have no employees.  Assuming financing can be obtained, management expects to hire additional staff and employees as necessary as implement of our business plan requires.

DESCRIPTION OF PROPERTY

The principal offices are located at2114 West Apache Trail, Ste 1150, Apache Junction, AZ 85120.  The telephone number is 480.382.2212 the fax number is 480.982.2424.  The Company does not own or lease any property.  Currently, Mr. Lindberg our president is providing our office space at no charge.

REPI’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  REPI does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

RealEstate Pathways, Inc. is not currently a party to any legal proceedings. REPI’s agent for service of process in Wyoming is: InCorp Services, 2510 Warren Avenue, Cheyenne, WY 82001—Phone 800-246-2677.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.   Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401  paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock.   REPI can provide no assurance that the shares will ever have a market in the future.  In the future if a market does not materialize for the common stock investors would not be able to sell the stock they purchased.

Purchases of Equity Securities by the Small Business Issuer and Affiliates

There were no purchases of our equity securities by us or any of our affiliates during the year ended October 31, 2011 other than the purchase by Mr. Lindberg of 1,300,000 common shares for total consideration of $5,200.

Holders of the Common Stock

As of the date of this registration statement, REPI had (1) registered shareholder.  Mr. Lindberg, Officer and Director currently own 1,300,000 common shares, which represent 100% of the issued and outstanding common stock.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, REPI has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

REALESTATE PATHWAYS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from September 30, 2011 to October 31, 2011

REALESTATE PATHWAYS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from September 30, 2011 to October 31, 2011

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
RealEstate Pathways, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of RealEstate Pathways, Inc. (hereinafter “the Company”), as of October 31, 2011, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the date of inception on September 30, 2011 to October 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to from the above present fairly, in all material respects, the financial position of the Company as of October 31, 2011, and the results of its operations and cash flows for the period from the date of inception on September 30, 2011 to October 31, 2011 were then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2011, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Sam Kan & Company
Sam Kan & Company,
December 12, 2011
Alameda, California

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Balance Sheets

October 31,
2011
ASSETS

Current assets
Cash and cash equivalent	$4,357
Prepaid expenses	257
Total current assets	4,614

Total assets	$4,614

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Total liabilities (all current)	$-

Stockholders' (Deficit) Equity
Common Stock: $0.001 par value, 50,000,000 shares authorized, 1,300,000 shares issued and outstanding as of October 31, 2011	1,300
Additional paid in capital	3,900
Accumulated deficit	(586)
Total stockholders' (deficit) equity	4,614

Total liabilities and stockholders' (deficit) equity	$4,614

See accompanying notes to financial statements

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Statement of Operations

For the Period from Inception on September 30, 2011 to October 31, 2011

Revenue	$-

Operating Expenses
General and administrative	586
Total Operating Expenses	586

Net loss	$(586)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	1,015,625

See accompanying notes to financial statements

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid	Accumulated
	Shares	Amount	In Capital	Deficit	Total
Balance, September 30, 2011 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	1,300,000	1,300	3,900	-	5,200
Net loss for the period	-	-	-	(586)	(586)
Balance, October 31, 2011	1,300,000	$1,300	$3,900	$(586)	$4,614

See accompanying notes to financial statements

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Statements of Cash Flows

For the Period from\ Inception on September 30, 2011 to October 31, 2011

Cash flows from operating activities
Net loss	$(586)
Changes in operating assets and liabilities:
Prepaid expenses	(257)
Net cash provided by operating activities	(843)

Net cash provided by investing activities	-

Cash flows from financing activities
Issuance of common stock for cash	5,200
Net cash provided by financing activities	5,200

Net change in cash and cash equivalent	4,357

Cash and cash equivalent at the beginning of the period	-

Cash and cash equivalent at the end of the period	$4,357

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

RealEstate Pathways, Inc. (“Company”) was organized on September 30, 2011 under the laws of the State of Wyoming for the purpose of creating a web based company that provides the tools and information to find qualified buyers for the sale of residential properties. The Company has not realized significant revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, "Development Stage Entities", formerly known as SFAS 7, "Accounting and Reporting by Development State Enterprises."

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, will be carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

Revenue Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred, if any.

Income Tax

The Company accounts for income taxes under Accounting Standards Codified No. 740 (“ASC 740”). Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

Effective beginning 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to equipments acquired through the issuance of preferred stock.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.
•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).
•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements as its equipments were all valued at fair market values.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company has financial assets in equipments carried and measured on a nonrecurring basis during the reporting period. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at October 31, 2011.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial assets, pricing inputs are less observable in the market and may require management judgment. As of October 31, 2011, the Company has assets in cash and equipments. Management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,
•	Employee stock options, and
•	Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended October 31, 2011.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of October 31, 2011, no such compensations were being recorded.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

During the period, the president of the Company has acquired the Company’s common shares with cash.

NOTE 5 – CAPITAL STOCK

The Company has authorized fifty million (50,000,000) shares of par value $.001 common stock, of which 1,300,000 shares were issued and outstanding as of October 31, 2011. Shareholders are entitled to one vote per common share. These common shares do not have conversion rights. There was no dividend paid as of October 31, 2011.

On October 7, 2011, 1,300,000 shares of common stock were issued for cash consideration in the amount of $5,200 to the president of the Company.

NOTE 6 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net loss per share of common stock for the period from September 30, 2011 to October 31, 2011 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 1,015,625 as of October 31, 2011. Net loss applicable to common shareholders is $586. The resulting EPS is close to $0.00 for the period.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforwards period.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended October 31, 2011, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company’s deferred tax asset as of October 31, 2011 is as follows:

October 31, 2011
Net operating loss carry forward	$586
Valuation allowance	(586)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

October 31, 2011
Net operating loss carry forward	$205
Valuation allowance	(205)
Net deferred tax asset	$-

The Company did not pay any income taxes during the period ended October 31, 2011

The net federal operating loss carry forward will expire in 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business. The Company is not presently involved in any legal proceedings and was not involved in any such proceedings from September 30, 2011 (inception) to October 31, 2011.

REALESTATE PATHWAYS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Period from September 30, 2011 (inception) to October 31, 2011

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after October 31, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period from September 30, 2011 to October 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on September 30, 2011 in the State of Wyoming, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.  We intend to commence operations as an internet based real business within the real estate industry.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The minimum amount required to cover our offering expenses and professional fees for the next 12 months has been estimated at approximately $20,000, however we will require additional beyond the proceeds raised in this offering getting to a level of operations. Investors must be aware that this offering is a best efforts offer and we may not even raise enough funds to cover operational expenses for the next twelve months.

We have only two Officers and one Director. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, the may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

The Company’s ability to commence its proposed business  is entirely dependent upon the proceeds to be raised in this offering.  If we are unable to establish a base of operations we will be unable to generate any revenues in the future.  Moreover, if we do not produce sufficient cash flow to support operations over the next 12 months, the Company will likely not be able to  continue as a going concern.  There are no formal or informal agreements to attain financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

We do not expect to incur research and development costs within the next twelve months (12).  We currently do not own any significant plant or equipment that it would seek to sell in the near future.  Management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its officers and director appears sufficient at this time.  The Company has not paid for expenses on behalf of any director.

Plan of Operations

The success of our business is entirely dependent upon raising proceeds from this offering.  If we are successful in the raise we plan to implement the following activities (based upon proceeds raised from this offering at various levels):

The first phase is estimated to cost up to $68,000 as described below.

PHASE I
Website Development	$30,000	$60,000
Hosting/Maintenance	$1,500	$3,000
Marketing	$1,500	$3,000
Administrative Expenses	$1,000	$2,000
TOTAL	$34,000	$68,000

The second phase would cost up to $46,500 as outlined below.

PHASE II
Internet Tool Construction	$6,000	$25,000
Marketing	$5,000	$10,500
Administrative Expenses (including legal and accounting)	$6,500	$11,000
TOTAL	$17,500	$46,500

Please note that the above are estimates and the costs may be significantly different that the above figures.  Moreover the above estimates do not include expenses associated with this offering, estimated at $8,500 or administrative expenses estimated from $6,500 to $11,000 respectively.

We plan to commence the phase one after raising the required funds from this offering.  There can be no guarantee or assurance that the Company will be able to raise the required proceeds through this offering to fund either Phase I or Phase II described above.  If the Company is unable to raise the required proceeds from this offering its business plan would fail and any investment made into the Company would be lost.

Contingent upon this offering and once the proceeds are raised we anticipate beginning Phase I work to begin and take approximately 60 to 90 days to complete.  We currently do not have any verbal or written agreement regarding initiation of any of the above described activities.

Results Of Operations For The Period From Inception Through October 31, 2011

We have not earned any revenues from our incorporation on September 30, 2011 to October 31, 2011.  We do not anticipate earning revenues unless fully develop our proposed website. We have not begun the development of our website and can provide no assurance that we will be successful in developing it in the future.

We incurred operating expenses in the amount of $586 for the period from our inception on September 31, 2011 to October 31, 2011. These operating expenses were comprised of start-up costs.

We are dependent upon obtaining financing to begin the development of our proposed business.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern in the very near future.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. REPI was incorporated in the State of Wyoming on September 30, 2011; we are development stage enterprise and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors" beginning on page 7).

We are seeking equity financing though this offering to provide for the capital required to source development of our website. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our website development.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, REPI has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of October 31, 2011, we had cash on hand (less outstanding checks) of $4,357 with $0 liabilities.  We anticipate an additional $4,000 of expenses relating to this offering. If we are unable to raise additional capital through this offering we would likely have to cease operations.

Management estimates that if the Company is successful in selling 25% or more of the common stock it will be able to conduct operations for up to 12 months and begin the development of the proposed website, however the likelihood of beginning revenue generating operations if less than 50% of the shares are sold would be very minimal.  Management believes if 50% or more of the common stock is sold through this offering, we will be able to develop the proposed website to a point whereby we could begin operations and market the site.  Investors must be aware that this is a best efforts offering and we may not be successful in selling even 25% of the common stock.

We have no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring employees over the next twelve months.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See “Footnotes” section to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of October 31, 2011, no such compensations were being recorded.

Recently Issued Accounting Standards:

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10 of the financial statement footnotes.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

REPI’s executive officer and director and his respective age as of October 31, 2011 are as follows:

Directors:

Name of Director	Age
Eric K. Lindberg 2114 West Apache Trail, Ste 1150 Apache Junction, Arizona 85120	53
Executive Officers:
Name of Officer	Age	Office
Eric K. Lindberg 2114 West Apache Trail, Ste 1150 Apache Junction, Arizona 85120	53	President, Treasurer, Chief Financial Officer, Chief Executive Officer
Elwood Holt 2114 West Apache Trail, Ste 1150 Apache Junction, Arizona 85120	Age 43	Corporate Secretary
The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Eric K. Lindberg, age 53, CEO, CFO, President, Treasurer, and Member of the Board of Directors:  Since 2005, Mr. Lindberg has worked as a community manager with Ogden and Company in Mesa Arizona. His responsibilities have included managing various communities, interfacing between the home owners association and homeowners to comprise annual budgets, hire contractors and vendors that support each community for required maintenance and improvements.  Prior to this, from 1993 to 2005, Mr. Lindberg managed commercial property for approximately 500,000 square feet of class A office space in multiple buildings in Minnesota.  Mr. Lindberg was responsible for leasing and renewals, managing tenant improvements, and was on the management committee that oversaw the suitability of investor qualifications and projections.  Mr. Lindberg has a strong background in computer programming.  The Company believes that these experiences and credentials qualify Mr. Lindberg to be a current Director of the Company.

Mr. Lindberg anticipates spending up to 10 hours per week on the development of REPI at no cost to the Company.

Elwood Holt, age 43, is the Secretary of our Company; for the past five (5) years has Mr. Holt has been an educator at Curiel Primary in Eloy, Arizona.  Mr. Holt earned a BA in Speech Communication and Political Science from Fresno State University.

Mr. Holt anticipates spending up to 8 hours per week on the development of REPI at no cost to the Company.

REPI’s Officers and sole Director have not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Eric K Lindberg Director, President Treasurer CEO/CFO	2011	0	0	0	0	0	0	0

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Elwood Holt Secretary	2011	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended October 31, 2011. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended October 31, 2011.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

REPI did not grant any stock options to the executive officer during the most recent fiscal period ended October 31, 2011. REPI has also not granted any stock options to the executive officer since incorporation, September 30, 2011.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

REPI has no significant employees other than the officers and director described above, whose time and efforts are being provided to RealEstate without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to REPI to own more than 5% of the outstanding common stock as of October 31, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Eric K. Lindberg 2114 West Apache Trail, Ste 1150 Apache Junction, Arizona 85120	1,300,000 shares	100%

The percent of class is based on 1,300,000 shares of common stock issued and outstanding as of October 31, 2011.  Mr. Lindberg, officer and director was issued 1,300,000 common shares in October 2011 for consideration of $5,200, which represents 100% of the current outstanding stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Eric Lindberg as founder of RealEstate Pathways, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of REPI. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The Officers
- Sole Director;
-Any person proposed as a nominee for election as a director;
-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-Any relative or spouse of any of the foregoing persons who have the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Wyoming Business Corporation Act (WBCA), Section 17-16-851we may indemnify our directors.

Under such provisions, the director, t who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

Code of Ethics

The Board of Directors adopted a Code of Ethics for the Company on October 4, 2011.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

REPI has not engaged the services of a registrar and transfer agent for our shares of common stock.  We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for RealEstate Pathways, Inc. by Jeffrey A. Nichols Attorney at Law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Please note the Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. Even if the Company is not required to file the reports, it is the intension of the Company to file the necessary reports to be considered fully reporting.

OUTSIDE BACK COVER:

PROSPECTUS
Subject To Completion: Dated ______, 2012

REALESTATE PATHWAYS, INC.
Initial Public Offering
3,000,000 shares of common stock, no minimum / 3,000,000 maximum Offered at $0.04 per share

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$13.93
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$1,200.00
Miscellaneous	$400.00
Total	$5,113.93

REPI is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Wyoming Business Corporation Act (“WBCA”).

Under the WBCA, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

We issued 1,300,000 shares of common stock for total consideration of $5,200 to Eric Lindberg, current officer and director of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	*Articles of Incorporation
3.2	*By-Laws
5.1	*Legal Opinion with Consent
14.1	*Code of Ethics
23.1	Consent of Accountant

* Previously filed as an exhibit to the registration statement filed on Form S-1, December 15, 2011.

UNDERTAKINGS

The undersigned Registrant hereby undertakes as follows:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(3)	To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.
(4)
(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b( as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining of liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities : The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of  the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apache Junction, State of Arizona, on this 8 th day of  March, 2012.

REALESTATE PATHWAYS, INC.

By: /s/ Eric K. Lindberg
      Eric K. Lindberg
President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act, this amendment no. 2 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Eric K. Lindberg	President, Chief Executive Officer and Director	March 8 , 2012
Eric K. Lindberg	(principal executive officer) Chief Financial Officer (principal financial and accounting officer)